Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3D (File No. 333-101347) relating to the Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan of our reports dated March 15, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Eastern Virginia Bankshares, Inc. for the year ended December 31, 2015.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

July 13, 2016